As filed with the Securities and Exchange Commission on May 26, 2017
Registration No. 333-218297

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTELLIPHARMACEUTICS
INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Intellipharmaceutics
International Inc.
30 Worcester Road
Toronto, Ontario
Canada, M9W 5X2
(416) 798-3001
(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company
1090 Vermont Avenue N.W.
Washington, D.C.  20005
(800) 927-9800

(Name, address, and telephone number of agent for service)

___________________
With copies to:

Richard DiStefano, Esq. Blank Rome LLP 405 Lexington Avenue New York, New York 10174 Telephone: (212) 885-5000 Facsimile: (212) 885-5001	Tina M. Woodside, Esq. Gowling WLG (Canada) LLP Suite 1600, 1 First Canadian Place 100 King Street West Toronto, Ontario M5X 1G5 Telephone: (416) 369-4584 Facsimile: (416) 862-7661

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  [ ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company     [ ]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  [ ]

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

Intellipharmaceutics International Inc. is filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-3 (Registration No. 333-218297) (the “Registration Statement”) as an exhibit-only filing to re-file in appropriate format Exhibits 5.1, 8.1, 8.2, 23.1 and 23.2 included with the Registration Statement on May 26, 2017. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature pages to the Registration Statement, the exhibit index and the re-filed Exhibits 5.1, 8.1, 8.2, 23.1 and 23.2. The remainder of the Registration Statement, including the prospectus, is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.  Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for common shares, preference shares, warrants, subscription receipts and/or units.

4.1
Articles of Incorporation of the Company and Amendments thereto (incorporated herein by reference to the Company’s Annual Report on Form 20-F for the fiscal year ended November 30, 2009 as filed on June 1, 2010).

4.2	By-laws of the Company (incorporated by reference to the Company’s Annual Report on Form 20-F for the fiscal year ended November 30, 2009 as filed on June 1, 2010).

4.3*	Form of Subscription Receipt Agreement.

4.4*	Form of Warrant Agreement (including form of Warrant Certificate).

4.5*	Form of Unit Agreement.

5.1	Opinion of Gowling WLG (Canada) LLP as to the legality of the securities being registered.

8.1	Tax opinion of Blank Rome LLP.

8.2	Tax opinion of Gowling WLG (Canada) LLP.

23.1	Consent of Independent Registered Public Accounting Firm (MNP LLP)

23.2	Consent of Deloitte LLP
23.3	Consent included in opinion of Gowling WLG (Canada) LLP filed as Exhibit 5.1.

23.4	Consent included in opinion of Blank Rome LLP filed as Exhibit 8.1.

23.5	Consent included in opinion of Gowling WLG (Canada) LLP filed as Exhibit 8.2.

24.1**	Power of Attorney (included on the signature pages to this Registration Statement).
--------------
*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

**
Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on May 26, 2017.

INTELLIPHARMACEUTICS INTERNATIONAL INC.

By:	/s/ Dr. Amina Odidi
Dr. Amina Odidi
President, Chief Operating Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Isa Odidi	Chairman of the Board of Directors	May 26 , 2017
Dr. Isa Odidi	and Chief Executive Officer

*	Chief Financial Officer	May 26, 2017
Domenic Della Penna	(Principal Financial and Accounting Officer)

/s/ Dr. Amina Odidi	President, Chief Operating Officer	May 26, 2017
Dr. Amina Odidi	and Director

*	Director	May 26, 2017
Kenneth Keirstead

*	Director	May 26, 2017
Bahadur Madhani

*	Director	May 26, 2017
Eldon R. Smith

By /s/ Dr. Isa Odidi
Dr. Isa Odidi, as Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Intellipharmaceutics International Inc. in the United States, on May 26, 2017.

VASOGEN INC.

By:	/s/ Dr. Amina Odidi
Name: Dr. Amina Odidi
Title: President, Chief Operating Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for common shares, preference shares, warrants, subscription receipts and/or units.
4.1
Articles of Incorporation of the Company and Amendments thereto (incorporated herein by reference to the Company’s Annual Report on Form 20-F for the fiscal year ended November 30, 2009 as filed on June 1, 2010).

4.2	By-laws of the Company (incorporated by reference to the Company’s Annual Report on Form 20-F for the fiscal year ended November 30, 2009 as filed on June 1, 2010).
4.3*	Form of Subscription Receipt Agreement.
4.4*	Form of Warrant Agreement (including form of Warrant Certificate).
4.5*	Form of Unit Agreement.
5.1	Opinion of Gowling WLG (Canada) LLP as to the legality of the securities being registered.
8.1	Tax opinion of Blank Rome LLP.
8.2	Tax opinion of Gowling WLG (Canada) LLP.
23.1	Consent of Independent Registered Public Accounting Firm (MNP LLP)
23.2	Consent of Deloitte LLP
23.3	Consent included in opinion of Gowling WLG (Canada) LLP filed as Exhibit 5.1.
23.4	Consent included in opinion of Blank Rome LLP filed as Exhibit 8.1.
23.5	Consent included in opinion of Gowling WLG (Canada) LLP filed as Exhibit 8.2.
24.1**	Power of Attorney (included on the signature pages to this Registration Statement).
--------------
*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

 **
Previously filed.